Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Amendment No. 3 to Form F-4 of our report dated March 29, 2021, relating to the financial statements of Queen’s Gambit Growth Capital, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

WithumSmith+Brown, PC

New York, New York

December 23, 2021

WithumSmith+Brown, PC 1411 Broadway, 9th Floor, New York, New York 10018-3496 T (212) 751 9100 F (212) 750 3262 withum.com

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